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                                                                 Exhibit 3a(i)

                          CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                  THE CHESAPEAKE AND POTOMAC TELEPHONE COMPANY
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                   * * * * *

     WE, THE UNDERSIGNED, The Chesapeake and Potomac Telephone Company, being respectively the President and the Secretary of The Chesapeake and Potomac Telephone Company hereby certify:

     1. The name of the corporation is The Chesapeake and Potomac Telephone Company.

     2. The Certificate of Incorporation of said corporation was filed by the Department of State on the 2nd day of July, 1883.

     3. (a) The Certification of Incorporation is amended to change the name of the corporation.

         (b) To effect the foregoing, Article One is amended to read as follows:

         The name of the corporation is Bell Atlantic - Washington, D.C., Inc.

     4. The amendment was authorized by the unanimous written consent of all the shareholders, subsequent to a vote of the board of directors.


         IN WITNESS WHEREOF, we have signed this certificate on the 12th day of January, 1994 and we affirm the statements contained therein as true under penalties of perjury.


                      The Chesapeake and Potomac Telephone Company


                      By:  \s\ William M. Freeman
                           ----------------------
                      William M. Freeman
                      President


                      By:  \s\ Sherry F. Bellamy
                           ---------------------
                      Sherry F. Bellamy
                      Vice President and Secretary